                                                                    Exhibit 4.1


                                          WKN 710000 ISIN Nr./No. DE 0007100000

---------------------------   DAIMLERCHRYSLER AG     --------------------------
Nummer der Urkunde                Stuttgart                  Stueck/Shares
Certificate Number
*00000000
---------------------------                          --------------------------
                                                       CINS Nr./No. D1668R 12 3



                              DAIMLERCHRYSLER


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-------------------          -------------------            -------------------
     Gottlieb                       Carl                          Walter P.
     Daimler                        Benz                          Chrysler
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ist mit
is the owner of
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voll eingezahlten. nicht nachschusspflichtigen,
AUF DEN NAMEN LAUTENDEN STUECKAKTIE(N)
an der DaimlerChrysler AG, Stuttgart, nach Massgabe ihrer Satzung als
Aktionaer beteiligt. Die Stueckenummer(n) der in dieser Urkunde verbriefte(n) Aktie(n) ergibt/ergeben sich aus dem Aktienbuch.
Erwerber dieser Aktie(n) werden auf Antrag im Aktienbuch eingetragen, sofern diese Urkunde entweder ordnungsgemaess indossiert oder zusammen mit einer unterschriebenen Abtretungserklaerung vorgelegt wird. Die in dieser Urkunde verbriefte(n) Aktie(n) kann/koennen bei der DEUTSCHE BANK AG, Zentrale
Frankfurt am Main, und in den Vereinigten Staaten von Amerika bei der BANK OF NEW YORK, New York, N.Y. umgeschrieben werden.

fully paid and non-assessable NO PAR VALUE REGISTERED SHARE(S) of DaimlerChrysler AG, Stuttgart, pursuant to the terms of its Articles of Association.
The number(s) identifying the share(s) represented by this certificate is/are noted in the share register.
A transfer of the shares represented by this certificate will be registered in the share register upon application and presentation of this certificate, properly endorsed or accompanied by a duly executed form of assignment. The share(s) evidenced by this certificate is/are transferable at the Head Office of DEUTSCHE BANK AG in Frankfurt am Main and in the United States of America at the offices of THE BANK OF NEW YORK in New York, N.Y.

Datum/Date:
/s/ Hilmar Kopper     /s/ Juergen E. Schrempp    /s/ Robert J. Eaton
Aufsichtsrat/                          Vorstand/                    Kontrollunterschrift/
Supervisory Board                      Board of Management          Control Signature


TRANSFERS IN THE UNITED STATES OF AMERICA
UEBERTRAGUNGEN IN DEN VEREINIGTEN STAATEN VON AMERIKA

The following form of endorsement is intended for share transfers in the United States of America and may be used in other jurisdictions where accepted as a valid endorsement.

Das folgende Indossament ist fuer die Uebertragung von Aktien in den Vereinigten Staaten von Amerika bestimmt. Es kann in anderen Staaten verwendet werden, die es als wirksames Indossament anerkennen.

For value received, the undersigned hereby sells, assigns and transfers unto


Please insert social security number, tax identification
number or other identification number of assignee        ----------------------


--------------------------------------------------------------------------------
(Please print or typewrite name, occupation and address including postal/zip code of assignee)

                                    no par value registered shares represented
-----------------------------------
by the within Certificate, and does hereby irrevocably constitute and appoint

                                              Attorney to transfer the said
---------------------------------------------
shares on the share register of DaimlerChrysler AG with full power of substitution in the premises.

Date:                                       Signature:
     --------------------------------------           --------------------------


Notice: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever. The signature must be guaranteed by an Eligible Guarantor Institution such as a commercial bank, trust company, securities broker/dealer, credit union or a savings association participating in a Medallion program approved by the Securities Transfer Association, Inc.


UEBERTRAGUNGEN IN DER BUNDESREPUBLIK DEUTSCHLAND
TRANSFERS IN THE FEDERAL REPUBLIC OF GERMANY

UEBERTRAGUNG ALLER IN DIESER URKUNDE VERBRIEFTEN AKTIEN
TRANSFER OF ALL SHARES REPRESENTED BY THIS CERTIFICATE

Das folgende Indossament ist fuer die Uebertragung der Aktien in der Bundesrepublik Deutschland bestimmt, wenn saemtliche umseitig genannten Aktien uebertragen werden. Es kann ausser in den Vereinigten Staaten von Amerika in anderen Staaten verwendet werden, die es als wirksames Indossament anerkennen.

The following form of endorsement is intended for share transfers in the Federal Republic of Germany if all of the shares stated on the face hereof are transferred. It may be used in other jurisdictions, other than the United States of America, where accepted as a valid endorsement.

     Ich/wir uebertrage(n) saemtliche in dieser Urkunde verbrieften, auf den Namen lautende Stueckaktien der DaimlerChrysler AG auf

     Name:
                  --------------------------------------------------------------
     Adresse:
                  --------------------------------------------------------------
     Beruf:
                  --------------------------------------------------------------


-----------------------------       --------------------------------------------
Datum                               Unterschrift



UEBERTRAGUNG VON WENIGER ALS DER GESAMTZAHL DER IN DIESER URKUNDE VERBRIEFTEN AKTIEN

TRANSFER OF LESS THAN ALL OF THE SHARES REPRESENTED BY THIS CERTIFICATE

Die nachfolgende Erklaerung ist zusaetzlich zur Vorlage der Abtretungserklaerung abzugeben, wenn ein Aktionaer ausserhalb der Vereinigten Staaten von Amerika weniger als alle umseitig genannten Aktien uebertragen hat.

The following statement must be provided in addition to presenting the form of assignment if a shareholder has effected a transfer outside of the United States of America of less than all of the shares stated on the face hereof.

Ich/wir zeige(n) hiermit an, ____________ Stueck auf den Namen lautende Stueckaktien der DaimlerChrysler AG an

Name:
           ----------------------------------
Adresse:
           ----------------------------------
Beruf:
           ----------------------------------

(nachfolgend "Zessionar(e)") abgetreten zu haben und beantrage(n), auf den/die Namen des Zessionars/der Zessionare eine
Aktienurkunde ueber die genannte Anzahl
abgetretener Aktien sowie eine weitere
Aktienurkunde auf meinen/unseren Namen ueber die weiterhin von mir/uns gehaltenen auf den
Namen lautenden Stueckaktien der
DaimlerChrysler AG auszustellen. Beide
Aktienurkunden sollen mir/uns persoenlich uebergeben oder an folgende Anschrift (auch bei Personenmehrheit nur eine Anschrift angeben) uebersandt werden:

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Datum                Unterschrift